Exhibit 99.1

FOR IMMEDIATE RELEASE
December 14, 2023	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE FOURTH QUARTER AND FISCAL YEAR ENDED SEPTEMBER 26, 2023

(GOLDEN, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard, today reported financial results for the fiscal fourth quarter and fiscal year ended September 26, 2023.

Highlights of the Company’s financial results include:

●	Total Revenues decreased 0.1% to $138.1 million for the year compared to the 2022 fiscal year

●

Total Restaurant Sales for company-owned Good Times restaurants increased $0.6 million to $9.5 million for the fourth quarter compared to the same prior year fourth quarter and increased $1.0 million to $35.0 million for the year compared to the 2022 fiscal year

●

Same Store Sales for company-owned Good Times restaurants increased 2.4% for the fourth quarter compared to the prior year fourth quarter and increased 3.7% for the year compared to the 2022 fiscal year

●

Total Restaurant Sales for Bad Daddy’s restaurants decreased $1.4 million to $24.6 million for the fourth quarter compared to the prior year fourth quarter and decreased $1.0 million to $102.2 million for the year compared to the 2022 fiscal year

●

Same Store Sales[1] for company-owned Bad Daddy’s restaurants decreased 4.9% for the fourth quarter compared to the prior year fourth quarter and increased 0.1% for the year compared to the 2022 fiscal year

●	Net Loss Attributable to Common Shareholders was $0.3 million for the fourth quarter. Net Income Attributable to Common Shareholders was $11.1 million for the year

●	Adjusted EBITDA[2] (a non-GAAP measure) was $1.1 million for the fourth quarter and $5.5 million for the year

●	The Company ended the fourth quarter with $4.2 million in cash and $0.8 million of long-term debt

Ryan M. Zink, the Company’s Chief Executive Officer, said, “We are thrilled about the continued same store sales increases that we are seeing at Good Times. We are on the path to modernizing and re-energizing this 36-year old regional brand and we believe the financial results this year, especially considering the unusual level of input cost inflation, demonstrate the impact that our investments in technology and in our facilities is making on the business.”

“Unfortunately, Bad Daddy’s did not perform to our expectations during the fourth quarter, and we know that this quarter’s results are not consistent with what the brand is capable of. We have never compromised on our food, and during this year we have only improved the quality and relevance of our product selection. We have missed the mark in the front-of-house, including at the bar, and we have identified specific priorities to address these opportunities and to improve the brand’s operational and financial performance.” Zink continued.

Mr. Zink concluded, “We made significant investments this year in both brands, including our purchase of the interests in certain Bad Daddy’s restaurants that were held by unaffiliated partners; the opening of a new Bad Daddy’s in Madison, Alabama; and our purchase of two Good Times restaurants from franchisees. I am optimistic about the continued strength of both of our brands and in the anticipated sales turnaround at Bad Daddy’s.”

Cash and Liquidity

As of September 26, 2023, the Company had outstanding borrowings of approximately $0.8 million under its credit facility, approximately $4.2 million of cash and cash equivalents, and total liquidity of approximately $11.4 million including cash and cash equivalents and amounts available for borrowing under its credit facility.

1 Same store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry.  Same store sales for our brands are calculated using all units open for at least 18 full fiscal months and use the comparable operating weeks from the prior year to the current year period’s operating weeks.

2 For a reconciliation of Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Share Repurchase Activity

During the fourth quarter of fiscal 2023 the Company repurchased 176,140 shares of common stock at an average price of $3.11 under its $5 million share repurchase program. During the full 2023 fiscal year, the Company repurchased 838,048 shares of common stock under its repurchase program. Repurchase activity is conditioned on compliance with certain financial covenants under the Company’s credit facility. Under the repurchase program, purchases may be made at the Company’s discretion and the Company is not obligated to purchase any certain amount of common stock.

Unit Development and Restaurant Acquisitions

During the fourth quarter of fiscal 2023, the Company opened a new Bad Daddy’s restaurant in Madison, Alabama, a suburb of Huntsville, Alabama. Additionally, during the fourth fiscal quarter, the Company repurchased a Good Times restaurant in Lafayette, Colorado from a franchisee, and purchased the land, building, and all restaurant assets associated with a Good Times restaurant in Greenwood Village, Colorado. The Company continues to operate both restaurants and expects to hold the real estate purchased in connection with the Greenwood Village location.

Conference Call

Management will host a conference call to discuss its fiscal fourth quarter and year ended September 26, 2023 financial results on Thursday, December 14, 2023 at 5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer.

The conference call can be accessed live over the phone by dialing 888-210-2831, access code 3024033. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

Good Times Restaurants Inc. (Nasdaq: GTIM)

Good Times Restaurants Inc. owns, operates, and licenses 41 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly owned subsidiaries, Good Times Restaurants Inc. owns, operates and franchises 31 Good Times Burgers & Frozen Custard restaurants primarily in Colorado. Good Times is a regional quick-service concept featuring 100% all-natural burgers and chicken sandwiches, signature wild fries, green chili breakfast burritos and fresh frozen custard desserts.

Forward Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek”, “plan” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the disruption to our business from pandemics and other public health emergencies, the impact and duration of staffing constraints at our restaurants, the impact of supply chain constraints and the current inflationary environment, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, other general economic and operating conditions, risks associated with our share repurchase program, risks associated with the acquisition of additional restaurants, the adequacy of cash flows and the cost and availability of capital or credit facility borrowings to provide liquidity, changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 26, 2023 filed with the SEC, and other filings with the SEC.

Investor Relations Contacts:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts

	Fiscal Quarter Ended		Fiscal Year Ended
	September 26, 2023	September 27, 2022	September 26, 2023	September 27, 2022
NET REVENUES:
Restaurant sales	$34,106	$34,945	$137,229	$137,250
Franchise revenues	217	245	893	950
Total net revenues	34,323	35,190	138,122	138,200

RESTAURANT OPERATING COSTS:
Food and packaging costs	10,725	11,427	42,910	43,877
Payroll and other employee benefit costs	12,072	11,488	47,549	46,515
Restaurant occupancy costs	2,289	2,352	9,607	9,440
Other restaurant operating costs	4,884	4,957	19,013	18,515
Preopening costs	374	1	484	51
Depreciation and amortization	923	905	3,663	3,895
Total restaurant operating costs	31,267	31,130	123,226	122,293

General and administrative costs	2,087	2,845	9,127	10,506
Advertising costs	835	904	3,258	3,164
Franchise costs	-	6	-	22
Impairment of long-lived assets	548	1,381	1,589	3,437
Gain on restaurant asset sale and lease termination	(9)	(10)	(41)	(676)
Litigation contingencies	-	-	-	332

(LOSS) INCOME FROM OPERATIONS:	(405)	(1,066)	963	(878)

Other Expenses:
Interest and other expense, net	(22)	(13)	(78)	(54)

NET (LOSS) INCOME BEFORE INCOME TAXES:	(427)	(1,079)	885	(932)
Provision for income taxes	284	14	10,787	5

NET (LOSS) INCOME:	$(143)	$(1,065)	$11,672	$(927)
Income attributable to non-controlling interests	(107)	(225)	(586)	(1,714)

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(250)	$(1,290)	$11,086	$(2,641)

NET (LOSS) INCOME PER SHARE, ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$(0.02)	$(0.10)	$0.94	$(0.21)
Diluted	$(0.02)	$(0.10)	$0.94	$(0.21)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	11,531	12,350	11,773	12,464
Diluted	11,596	12,350	11,828	12,464

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

	September 26, 2023	September 27, 2022
Selected Balance Sheet Data
Cash and cash equivalents	$4,182	$8,906

Current Assets	$6,593	$11,875

Total assets	$91,088	$86,388

Current Liabilities	$14,890	$12,897

Stockholders’ equity	$32,994	$27,788

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard
	Fourth Fiscal Quarter		Fiscal Year Ended		Fourth Fiscal Quarter		Fiscal Year Ended
	2023 (13 weeks)	2022 (13 weeks)	2023 (52 weeks)	2022 (52 weeks)	2023 (13 weeks)	2022 (13 weeks)	2023 (52 weeks)	2022 (52 weeks)
Restaurant sales	$24,649	$26,006	$102,241	$103,216	$9,457	$8,939	$34,988	$34,034
Restaurants opened or acquired during period	1	-	1	1	2	-	-	-
Restaurants closed during period	-	-	1	-	-	-	2	1
Restaurants open at period end	40	40	40	40	25	23	25	23

Restaurant operating weeks	512	520	2,042	2,054	313	299	1,210	1,226

Average weekly sales per restaurant	$48.1	$50.0	$50.1	$50.3	$30.2	$29.9	$28.9	$27.8

Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Loss from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	Fiscal Quarter Ended (13 weeks)
	September 26, 2023		September 27, 2022		September 26, 2023		September 27, 2022		Sept. 26, 2023	Sept. 27, 2022
Restaurant sales	$24,649	100.0%	$26,006	100.0%	$9,457	100.0%	$8,939	100.0%	$34,106	$34,945
Restaurant operating costs (exclusive of depreciation and amortization and preopening, shown separately below):
Food and packaging costs	7,839	31.8%	8,540	32.8%	2,886	30.5%	2,887	32.3%	10,725	11,427
Payroll and benefits costs	8,942	36.3%	8,635	33.2%	3,130	33.1%	2,853	31.9%	12,072	11,488
Restaurant occupancy costs	1,517	6.2%	1,657	6.4%	772	8.2%	695	7.8%	2,289	2,352
Other restaurant operating costs	3,749	15.2%	3,823	14.7%	1,135	12.0%	1,134	12.7%	4,884	4,957
Restaurant-level operating profit	$2,602	10.6%	$3,351	12.9%	$1,534	16.2%	$1,370	15.3%	$4,136	$4,721

Franchise revenues									217	245
Deduct - Other operating:
Depreciation and amortization									923	905
General and administrative									2,087	2,845
Advertising costs									835	904
Franchise costs									-	6
Impairment of long-lived assets									548	1,381
Gain on restaurant asset sale									(9)	(10)
Pre-opening costs									374	1
Total other operating									4,758	6,032

Loss from operations									$(405)	$(1,066)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income (Loss) from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	Fiscal Year Ended
	September 26, 2023		September 27, 2022		September 26, 2023		September 27, 2022		Sept. 26, 2023	Sept. 27, 2022
Restaurant sales	$102,241	100.0%	$103,216	100.0%	$34,988	100.0%	$34,034	100.0%	$137,229	$137,250
Restaurant operating costs (exclusive of depreciation and amortization, and preopening, shown separately below):
Food and packaging costs	31,972	31.3%	33,155	32.1%	10,938	31.3%	10,722	31.5%	42,910	43,877
Payroll and benefits costs	35,892	35.1%	35,085	34.0%	11,657	33.3%	11,430	33.6%	47,549	46,515
Restaurant occupancy costs	6,642	6.5%	6,668	6.5%	2,965	8.5%	2,772	8.1%	9,607	9,440
Other restaurant operating costs	14,834	14.5%	14,519	14.1%	4,179	11.9%	3,996	11.7%	19,013	18,515
Restaurant-level operating profit	$12,901	12.6%	$13,789	13.4%	$5,249	15.0%	$5,114	15.0%	$18,150	$18,903

Franchise revenues									893	950
Deduct - Other operating expense (income):
Depreciation and amortization									3,663	3,895
General and administrative									9,127	10,506
Advertising costs									3,258	3,164
Litigation Contingencies									-	332
Franchise costs									-	22
Impairment of long-lived assets									1,589	3,437
Gain on restaurant asset sale									(41)	(676)
Pre-opening costs									484	51
Total other operating expense (income)									18,080	20,731

Income (Loss) from operations									$963	$(878)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded because, like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to (loss) income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2023 and fiscal 2022, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

	Quarter Ended		Fiscal Year Ended
	Sept. 26, 2023 (13 Weeks)	Sept. 27, 2022 (13 Weeks)	Sept. 26, 2023 (52 Weeks)	Sept. 27, 2022 (52 Weeks)
Adjusted EBITDA:
Net (Loss) Income, as reported	$(250)	$(1,290)	$11,086	$(2,641)
Depreciation and amortization	926	863	3,617	3,796
Interest expense, net	22	13	78	54
Provision for income taxes	(284)	(14)	(10,787)	(5)
EBITDA	414	(428)	3,994	1,204
Preopening expense	374	1	484	51
Non-cash stock-based compensation	28	43	131	250
Asset Impairment	548	1,381	1,589	3,437
GAAP rent-cash rent difference	(214)	(117)	(666)	(403)
Gain on restaurant asset sales and lease termination	(9)	(10)	(41)	(538)
Litigation Contingencies	-	-	-	332
One-time special allocation to Bad Daddy's partnerships	-	-	-	516
Adjusted EBITDA	$1,141	$870	$5,491	$4,849

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net (loss) income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net (loss) income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.